UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 15, 2023

KINNATE BIOPHARMA INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39743	82-4566526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 Montgomery Street, Suite 150
The Presidio of San Francisco
San Francisco, CA 94129
(Address, including zip code, of Registrant’s principal executive offices)

(858) 299-4699
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KNTE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On September 18, 2023, Kinnate Biopharma Inc. (“Kinnate” or the “Company”) issued a press release providing cash runway guidance. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

All of the information furnished in this Item 2.02 and Item 9.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On September 18, 2023, Kinnate announced pipeline updates, a reprioritization plan and workforce restructuring (the “Plan”) based on a strategic review of its business. As part of the Plan, which was approved by the Company’s Board of Directors on September 15, 2023, the Company is expecting to reduce its workforce by approximately 70%, resulting in a total of 28 remaining full-time employees. The Company is also taking related measures to reduce operating expenses. This includes separating from all employees of its wholly-owned subsidiary in China, Kinnjiu Biopharma. The Company initiated the Plan effective September 18, 2023.

In connection with this Plan, the Company expects to incur one-time costs of approximately $2.0 million, primarily in the third quarter of 2023, relating to severance and related benefits. Cash payments related to these expenses will be paid out, and the Plan is expected to be completed, during the fourth quarter of 2023. The estimates of expenses and cash costs that the Company expects to incur, and the timing thereof, are subject to a number of assumptions and actual results may differ. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the actions described above.

Item 7.01	Regulation FD Disclosure.

On September 18, 2023, Kinnate issued a press release announcing pipeline updates and the Plan. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

All of the information furnished in this Item 7.01 and Item 9.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as that term is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this Form 8-K are forward-looking statements including statements relating to the Company’s plans, expectations, forecasts and future events. Such forward-looking statements include, but are not limited to, the potential of, and expectations regarding the Company’s business strategy, statements relating to the anticipated timing and details of the Plan and the expected impacts, charges and costs associated with the Plan that the Company expects to incur. In some cases, you can identify forward-looking statements by terminology such as “believe,” “estimate,” “intend,” “may,” “plan,” “potentially,” “will,” “expect,” “enable,” “likely” or the negative of these terms or other similar expressions. The Company has based these forward-looking statements largely on its current expectations and projections about future events and trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Actual events, trends or results could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements based on various factors. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in the Company’s Annual and Quarterly Reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission (the “SEC”), and the Company’s future reports to be filed with the SEC. These forward-looking statements are made as of the date of this Current Report on Form 8-K, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 18, 2023.
104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINNATE BIOPHARMA INC.

Date: September 18, 2023	By:	/s/ Nima Farzan
Nima Farzan
Chief Executive Officer and President